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                                                                       Exhibit 3

CERTIFICATE OF INCORPORATION

OF

DANAHER CORPORATION

FIRST: The name of the Corporation is Danaher Corporation.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 4305 Lancaster Pike, in the city of Wilmington, County of New Castle. The name of its registered agent at that address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

FOURTH: I. The total number of shares of stock which the Corporation shall have authority to issue is 30,000,000 shares of which 25,000,000 shares, $.01 par value per share, shall be of a class designated "Common Stock" and of which 5,000,000 shares, without par value, shall be designated "Preferred Stock."

II. The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance from time to time in one or more series of any number of shares of Preferred Stock, and, by filing a certificate pursuant to the GCL, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

A. The number of shares constituting that series and the distinctive designation of that series;

B. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and whether they shall be payable in preference to, or in another relation to, the dividends payable on any other class or classes or series of stock;

C. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

D. Whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

E. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions or such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption which amount may vary under different conditions and at different redemption dates;

F. Whether that series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that series, and, if so, the terms and amounts of such sinking fund;

G. The right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation;

H. The right of the shares of that series in the event of any voluntary or involuntary liquidation, dissolution or

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winding up of the Corporation and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes or series of stock; and

I. Any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that series.

III. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock.

IV. Subject to the provisions of any applicable law, or except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.

V. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, after payment shall have been made to the holders of Preferred Stock of the full amount of dividends to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of Preferred Stock the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.

VI. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

VII. The number of authorized shares of any class may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

                FIFTH:    The name and mailing address for the Sole
        Incorporator is as follows:

        Name              Mailing Address

        Sheldon S. Adler       Skadden, Arps, Slate, Meagher &
        Flom
                          919 Third Avenue
                          New York, New York  10022

SIXTH: I. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be

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possible, of one-third of the total number of directors constituting the entire
Board of Directors. Class I directors initially shall be elected for a one-year term to expire at the 1987 annual meeting of stockholders, Class II directors for a two-year term to expire at 1988 annual meeting of stockholders and Class III directors for a three-year term to expire at the 1989 meeting of stockholders. At each succeeding annual meeting of stockholders, beginning in 1987, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article SIXTH unless expressly provided by such terms.

II. Except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including without limitation the vote required for any action by the Board of Directors, and that from time to time shall affect the directors power to manage the business and affairs of the Corporation; and no By- laws shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.

SEVENTH: The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of Delaware, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of the equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Title 8 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the GCL, order a meeting of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

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TENTH: The Corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law
(i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article TENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this third day of October, 1986.

                                                    /s/ Sheldon S. Adler

            Sheldon S. Adler
            Sole Incorporator

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                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                              DANAHER CORPORATION
                   _________________________________________

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware
                   _________________________________________

                 Danaher Corporation, a corporation organized
             and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify:

                 FIRST: That Paragraph I. of Article FOURTH of
             the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

                 FOURTH: I. The total number of shares of stock which the Corporation shall have authority to issue is 140,000,000 shares of which 125,000,000 shares, $.01 par value per share, shall be of a class designated
                 "Common Stock" and of which 15,000,000 shares, without par value, shall be designated "Preferred Stock".

                 SECOND: That the foregoing amendment has been duly
             adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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         IN WITNESS WHEREOF, DANAHER CORPORATION has caused this Certificate of
Amendment to the Certificate of Incorporation of DANAHER CORPORATION to be executed on its behalf by Mitchell P. Rales, its President, and attested to by Patrick W. Allender, its Secretary, this 9th day of March, 1998.

                                             DANAHER CORPORATION



                                             By: /s/ Mitchell P. Rales
                                                --------------------------
                                                     Mitchell P. Rales
                                                        President

Attest:

By: /s/ Patrick W. Allender
   --------------------------
        Patrick W. Allender
             Secretary

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                            CERTIFICATE OF AMENDMENT



                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                              DANAHER CORPORATION

                     Pursuant to Section 242 of the General
                   Corporation Laws of the State of Delaware

Danaher Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify:

FIRST: That Paragraph I. of Article FOURTH of the Certificate of Incorporation of the Corporation be amended and read in its entirety as follows:

     FOURTH: I. The total number of shares of stock which the Corporation shall have authority to issue is 315,000,000 shares of which 300,000,000 shares, $.01 par value per share, shall be of a class designated "Common Stock" and of which 15,000,000 shares, without par value, shall be designated "Preferred Stock".

SECOND: That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, DANAHER
CORPORATION has caused this Certificate of Amendment to the Certificate of Incorporation of DANAHER CORPORATION to be executed on its behalf by its President or Vice President, and attested to by its Secretary or Assistant Secretary this 5 day of May, 1998.

                              DANAHER CORPORATION

                              By: /s/ C.S. Brannan
                                   Name:  C. Scott Brannan
                                   Title:     Vice President

ATTEST:

                              By: /s/ Patrick W. Allender
                                   Name: Patrick W. Allender
                                   Title:   Secretary

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                             OF DANAHER CORPORATION

         Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Danaher Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"),

DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were adopted setting forth a proposed amendment to Paragraph I of Article FOURTH of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The amendment is as follows:

                FOURTH: I. The total number of shares of stock which the Corporation shall have authority to issue is 515,000,000 shares of which 500,000,000 shares, $.01 par value per share, shall be of a class designated "Common Stock" and of which 15,000,000 shares, without par value, shall be designated "Preferred Stock".

         SECOND: That thereafter, at the 2002 Annual Meeting for the Corporation, the necessary number of shares, as required by statutes, were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Christopher C. McMahon, its authorized officer, this 1st day of July, 2002.

                                  DANAHER CORPORATION

                                  By:      /s/ Christopher C. McMahon
                                           Name: Christopher C. McMahon
                                           Title: Vice President and Controller